Exhibit 99.2

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DRE - Q2 2012 Duke Realty Earnings Conference Call

EVENT DATE/TIME: JULY 26, 2012 / 07:00PM GMT

OVERVIEW:

Co. reported 2Q12 core FFO per share of $0.26. Expects 2012 FFO per share to be $0.98-1.06.

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

CORPORATE PARTICIPANTS

  Ron Hubbard Duke Realty Corporation—VP IR

  Denny Oklak Duke Realty Corporation—Chairman and CEO

  Christie Kelly Duke Realty Corporation—CFO, EVP

  Mark Denien Duke Realty Corporation—CAO

CONFERENCE CALL PARTICIPANTS

  Joshua Attie Citigroup—Analyst

  Paul Adornato BMO Capital Markets—Analyst

  James Feldman BofA Merrill Lynch—Analyst

  Brendan Maiorana Wells Fargo Securities—Analyst

  Ki Bin Kim Macquarie Research Equities—Analyst

  John Stewart Green Street Advisors—Analyst

  Jason Jones Wells Fargo Securities—Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the Duke Realty second quarter earnings call. At this time, all phone participants are in a listen-only mode. Later, there will be an opportunity for your questions. Instructions will be given at that time. (Operator Instructions) As a reminder, this call is being recorded. I’d now like to turn the conference over to Ron Hubbard, Vice President of Investor Relations for Duke Realty. Mr. Hubbard, please go ahead.

Ron Hubbard—Duke Realty Corporation—VP IR

Thank you. Good afternoon, everyone, and welcome to our second quarter earnings call. Joining me today are Denny Oklak, Chairman and Chief Executive Officer; Christie Kelly, Executive Vice President and Chief Financial Officer; and Mark Denien, Chief Accounting Officer.

Before we make our prepared remarks, let me remind you that statements we make today are subject to risks and uncertainties that could cause actual results to differ materially from expectations. For more information about those risk factors, we’ll refer you to our December 31, 2011 10-K that we have on file with the SEC.

Now, for our prepared statement, I’ll turn it over to Denny Oklak.

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Thank you, Ron. Good afternoon, everyone. Today I’ll highlight some of our key accomplishments during the quarter in both our operational and asset strategies. Christie will then address our second quarter financial performance and progress on our capital strategy. Then I’ll finish up our prepared remarks with some comments about our outlook for the remainder of 2012.

By all accounts the second quarter was a great success for Duke Realty and I’m very proud of our team for their accomplishments. We signed over 4.9 million square feet of leases in the second quarter and started development of $63 million of industrial projects and $65 million of medical office projects. All of our new development starts are 100% pre-leased with the exception of a 431,000 square foot spec industrial start on our land in Chino, California. Our in-service occupancy percent increased slightly to 92.2% while our overall portfolio occupancy was relatively flat at quarter end at 92.0% — really due to the speculative development start. We made continued progress on our asset repositioning strategy with 103 million of acquisitions comprised substantially of bulk industrial properties and disposed of 27 million of flex industrial, retail and land assets. On the capital front, we issued $300 million of new, unsecured debt at a Company record low effective rate of 4.47%, lowering our cost of capital and reflecting an endorsement from the market on Duke Realty’s improving credit strength. Christie will speak more in depth on our capital activities in just a moment.

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

From a macro perspective, halfway through the year, the economy is moving along at a relatively tepid 2% growth rate. Recent economic indicators have been mixed with some of the manufacturing and freight data points slightly moving to the down side. Despite that, our overall leasing activity has held up well in both industrial and medical office. On industrial, the trends in e-commerce and supply chain modernization are continuing to drive steady demand for our newer, larger box modern industrial portfolio. The on-campus medical office facility business also remains robust, particularly on the new development side. The suburban office sector continues to be sluggish in most markets with a few pockets showing good absorption and moderate rent growth.

Looking to the rest of the year, we expect continued slow but upward growth, yet we remain mindful of rising uncertainty and event risk from government fiscal issues, across the globe and the upcoming US election. As I said, we had another solid quarter of leasing activity with 4.9 million square feet of signings. We renewed 66% of our leases during the quarter. On the renewal leases we attained over 2.7% and 5.3% increased rental rate growth in our industrial and medical office businesses, indicative of our ability to push rents high — in a high occupancy portfolio. Office continues to be a challenge with slightly negative growth as we expected. With respect to same property performance, we achieved positive same property NOI growth for the 12 months and 3 months ended June 30 of 3.7% and 3.4% respectively.

Now let me touch on some of the key activity within each of our product types for the quarter. The national industrial market continued to improve with demand drivers positive on most fronts. Early indications show second quarter vacancy levels for higher quality product declined another 25 basis points to 40 basis points to just under 9.5%. With respect to select Duke markets, Chicago, Atlanta and Dallas all reported 50 basis points to 80 basis point reduction in overall vacancy levels. With new supply levels on a national basis still relatively muted at roughly a quarter of a percent of inventory, we continue to have strong fundamental outlook in the industrial sector. With respect to leasing in our in-service portfolio, we completed over 1.5 million square feet of new industrial leases and over 1.8 million square feet of renewal leases, including new leases on development build to suits, our industrial leases totaled over 3.7 million square feet.

For the second quarter, we generated positive net absorption in our industrial portfolio with in-service occupancy rising to 93.6%. Some of our larger lease deals included 222,000 square foot, seven year expansion and renewal with Sonoco Plastics in St. Louis, 164,000 square foot expansion and renewal in Houston with Bray International. In our Chicago market we executed a 257,000 square foot lease with Brighton Best International in connection with a new acquisition. Finally, we signed two other leases totaling almost 441,000 square feet on build-to-suit development projects, which I’ll discuss in more depth. The office leasing environment continues to be challenging, as expected. Nationwide vacancy levels dropped 10 basis points to 20 basis points during the quarter yet remain in the 13% to 14% range, reflective of the tepid job and GDP growth. However, total leasing in our portfolio for the quarter was 900,000 square feet with in-service occupancy levels increasing 43 basis points to 85.9%. Raleigh was a particularly strong market with a 77,000 square foot, 11 year lease with Novella Clinical and a 70,000 square foot expansion with Lenovo for eight years, both signed this quarter. And both of these tenants are in our Perimeter Park development. We also signed over 37,000 square feet of leases at our CAPTRUST tower project in Raleigh and that project is now 93% leased.

On the medical office front, healthcare providers are moving ahead with strategic plans to navigate provider and practitioner consolidation trends and looming healthcare reform, of which a key component is providing modern, lower cost outpatient settings for their customers. Consistent with this trend, our leasing activity and development opportunities continue to gain traction. We also started two new development projects which I’ll also cover in just a minute. Looking out, we have a good, solid backlog of leasing and development prospects for the remainder of 2012, reflective of our deep relationships in the healthcare industry and an excellent development track record by our team.

We also made good progress on our asset strategy during the quarter. We acquired $103 million of very high quality properties. These acquisitions included a 498,000 square foot bulk industrial facility in La Mirada, California, which is in northern Orange County that is 100% leased to Staples and Cotton On. We also you acquired a 570,000 square foot building in the Atlanta I-20 West submarket, 100% leased to a global leader in the display and exhibit services business with a remaining lease term of 11.5 years. In a more premium deal we acquired a vacant 257,000 square foot industrial facility in Chicago and leased the entire building to Brighton Best International. This Chicago transaction was located in the I-88 corridor and allowed us to meet an existing customer’s expansion needs. This deal exemplifies the value-add creativity, relationships and overall depth of the Duke Realty platform. Disposition activity was relatively light this quarter, with $27 million of properties sold, of which $15 million was from three non-core flex industrial assets that were 86% occupied and $11 million from one retail asset that was 81% occupied and the remaining from vacant land.

Now turning to development. I’m pleased to report that our development starts year-to-date are off to the strongest start in several years, a testament to what we believe is a best-in-class development platform. After $136 million of starts in the first quarter, we started another $128 million during the second quarter with a diversified mix of industrial, medical office, build-to-suit and speculative projects, all consistent with our asset strategy. In total, we had 3.4 million square feet across 13 projects under construction that are over 86% pre-leased in the aggregate. Of these new developments for the quarter included two new industrial build-to-suits, the first was in Atlanta, a project totaling 211,000 square feet, which is 100% preleased to Kuehne & Nagel, for a term of 10 years. The project will be delivered within our 400 acre Camp Creek Business Center, strategically located just east of Hartsfield International Airport. The second industrial build-to-suit development start is in the Chicago O’Hare submarket, a 230,000 square foot state-of-the-art warehouse leased to Yusen Logistics. The deal is another example of our strategic development capabilities as we acquired a 26 acre brownfield redevelopment site near O’Hare and were able to sign a long-term 12 year lease with a blue-chip global 3PL tenant.

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

The other build-to-suit projects were medical office, which were briefly mentioned on the last call. The projects are both on hospital campuses and leased to Scott & White Healthcare, an A-rated health system, with one 128,000 square foot facility located in College Station, Texas and the other a 67,000 square foot facility outside of Austin, Texas and both projects are 100% leased for 15 years.

On the last call we announced our first spec development project located in Southern California. As we discussed for the last few quarters, we’ve been closely watching select markets where fundamentals and growth prospects are robust, matched with our strategic land positions to potentially begin spec development. We broke ground on the Southern California project in June. The project will total 431,000 square feet in the Inland Empire west submarket. Interest in Southern California high quality distribution space remains strong with Inland Empire second quarter vacancy dropping to 6.5%, which is reportedly the lowest ever, with the net absorption — and net absorption more than doubling from the first quarter. And rents are up roughly 3% since the first quarter as well. With this backdrop, we’re optimistic about the leasing prospects for this facility and expect to earn roughly 100 basis point to 125 basis point return premium over acquisition yields on this development.

So if you look at the quarter’s development starts and exclude the Chino spec project, total project costs are $102 million and these billings are 100% leased for an average of 14 years to high credit tenants with our average return over the terms at 7.9%.

I’d also like to announce two additional speculative projects, recently started. The first, a 600,000 square foot industrial facility in Indianapolis, which we designed to be expandable to 1 million square feet. As most of you are aware, Indianapolis has one of the lowest overall vacancy rates in the US at around 5.5%, with Class A vacancy at about 4%. Moreover, the availability of large blocks of space in the overall market are virtually nonexistent, complemented with Colliers reporting over a 4% growth in rents from the first quarter to the second. We’re strategically placing this facility in the northwest Indianapolis submarket in our AllPoints at Anson park. Though there’s some other speculative industrial development that’s going on in the city, there’s no other bulk warehouse buildings that are planned in the northwest submarket.

And finally, we also like to announce a new 158,000 square foot spec office building in Houston. The project is located on the final remaining 8 acres of our 42 acre Sam Houston Crossing park in the northwest submarket of Houston right on the 8 beltway. Given the proximity of the location to the energy corridor and Exxon campus and the booming energy industry, the submarket is in strong demand by energy service providers and engineering firms, which has helped drive the vacancy of our competitive set in the submarket to less than 5%. With these fundamentals, we believe it’s the appropriate time to pursue a speculative office development in this market. This project will be developed in our joint venture with CBRE Realty Trust, which includes the adjacent building which is 100% leased. As you’ve heard from us for a number of quarters now, these speculative development projects have been strategically thought out and are representative of the operational discipline at Duke Realty. Once again, the strong Duke Realty development platform is showing great value creation opportunities as the real estate markets begin to grow again.

I’ll now turn the call over to Christie to discuss our financial results for the quarter.

Christie Kelly—Duke Realty Corporation—CFO, EVP

Thanks, Denny, and good afternoon, everyone. As Denny mentioned, I would like to provide an update on our second quarter financial performance as well as the progress on our capital strategy. Our second quarter 2012 core FFO was $0.26 per share. The improvement in core FFO per share from $0.24 per share for the first quarter of 2012 was mainly driven by an increase in average occupancy, higher lease termination fee income, as well as a full quarter of savings on dividends related to the first quarter repayment of our Series M preferred shares.

First, as you can imagine, the timing of lease buyouts is very hard to predict but we have generally recognized total termination fee income of $7.5 million to $15 million per year for the last several years. Our original guidance for the year was $5 million to $10 million, consistent with our normal run rate, and we still expect to be in that range. Second, G&A expense in this quarter was a little higher than we would expect for a go-forward run rate due to less overhead costs being absorbed into leasing and development for the second quarter. As the development starts that we have announced for the first half of the year pick up in volume, we expect more overhead to be absorbed and, accordingly, G&A expense to decrease slightly. We’re comfortable with our G&A guidance that we have given of $38 million to $43 million for the year.

For the quarter, we generated $0.21 per share in AFFO, which translates into a conservative dividend payout ratio of slightly below 81%. Our year-to-date payout ratio is below 83%. We are pleased with our operating results for the quarter and anticipate continued solid execution throughout the rest of the year.

Turning to the capital side of our business. We successfully generated new proceeds through several transactions during the quarter, in an effort to lower our cost of capital and optimize our long-term debt maturities as well as fund the continued execution of our asset strategy. In June, we took advantage of the favorable interest rate environment and successfully executed a $300 million offering of 10 year senior unsecured notes with a coupon of 4.375% and an effective yield of 4.47%. The

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

transaction reduced our weighted average cost of debt and further balanced the laddering of our maturity profile. We are very pleased with the timing and execution of this transaction and appreciate the support of our fixed income investors. We utilized the proceeds from this offering to repay an $88 million secured loan and fund a portion of our acquisition activity for the quarter. We ended the quarter with $107 million of cash that we will be primarily utilized toward funding $171 million of third quarter debt maturities along with our development funding obligations.

In May 2012, we executed a new ATM program that allows for the issuance of up to $200 million worth of our common stock. During the second quarter of 2012, we issued approximately 311,000 shares of common stock under that program, generating net proceeds of approximately $4.4 million. Thus far in July, we have issued an additional 2 million of our common shares, which generated net proceeds of approximately $29 million. We have been selective in utilizing our new ATM program and total issuance since the beginning of the second quarter including early July has been at an average stock price of $14.69. We also generated $27 million of proceeds from nonstrategic asset dispositions. We utilized capital generated during the quarter to fund development activities as well as fund $100 million of property acquisitions, of which nearly all were high quality bulk industrial properties. Our liquidity remains very solid when considering the fact that we have no borrowings outstanding on our $850 million line of credit and have very manageable debt maturities for the remainder of the year, totaling $254 million.

I will conclude by saying that I’m very happy with our progress in the second quarter, as we continue to execute across all aspects of our strategy. And with that, I’ll turn it back over to Denny.

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Thanks, Christie. Yesterday we tightened our guidance for FFO per share to $0.98 to $1.06 for 2012, in recognition of our positive leasing activity and operational performance year-to-date. We continue to remain comfortable with the range of estimates for the key operating metrics we provided to you in January. As alluded to on the last call, we still expect to be near the high end of average occupancy because of the strong year-to-date start and the fact that we have only 3% of our leases expiring during the remainder of the year.

We are proceeding as expected with acquisitions and dispositions, though the timing is a little weighted towards the end of the year. We also have a strong backlog of new development projects that we believe we can execute during the second half of the year. Most importantly, we are focused on executing our operating, asset and capital strategies. In undoubtedly more volatile climate these days, we firmly believe executing on our plan will strengthen the Duke Realty platform and provide for steady, long-term earnings and dividend growth through the market cycles.

Thank you, again, for your support of Duke Realty. And now we’ll open it up for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). We’ll go to the line of Joshua Attie with Citi.

Joshua Attie—Citigroup—Analyst

Hi. Good afternoon. Can you tell us — give us more information on the termination fee, what it was related to, was it one tenant or several tenants?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

It was several tenants. I would say it was a couple larger ones and one was in Raleigh where we terminated a tenant and immediately back-filled it with another tenant. So that’s really why we did it because we had the opportunity to basically relocate an existing tenant into a larger space. And then the second one was the project I mentioned up in Chicago where we had an existing tenant that we relocated and expanded. And as part of that, they actually provided us a buyout on some of their space that they were leaving. So it was — both the transactions were really good deals for us.

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

Joshua Attie—Citigroup—Analyst

Thank you. And one more question. Can you talk about the acquisitions that you made in the quarter. I know the initial yield is around 6.4%. Do those — do you have the opportunity to move that up over time — that some of those leases have escalations in them? And, I guess, how did you underwrite what the return would be on those assets over a period of time beyond just the initial yield?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Yes, Josh, all those assets have rental rate increases, pretty much annual, rental rate increases built into them. I’d just — I’d make a couple comments on that because, again, we’re still finishing up our asset repositioning strategy when you look at it. So we’ve got roughly $500 million to $600 million more of industrial growth to occur. We’ve got about $500 million of additional suburban office to dispose of and then about $300 million, give or take, of retail to dispose of. So we’re still focused on getting to those targets by next year, which we’ve been saying for a long time now. But we’re being a little bit more selective as we go through and the volumes are lower because we’ve done some very large transactions, as you know, over the last few years.

And again, when we’re trying to do that, I think we run into some timing issues. So a couple things. We may be buying some things before we actually get our dispositions closed but we really know where we’re headed. So, again, it’s all part of that’s process. So you may see us acquiring, again, a couple stabilized assets that fit into our strategy before we’ve had a chance to sell some of our unstabilized assets. So it just looks a little different. I mean, the truth is, we’re really using the proceeds from our ATM to fund the new development starts, which is — as I mentioned, we’re getting really good yields on those. If you look at our pipeline today, our average yield on those development projects is 8.25%. So we think that’s really good accretive use of those funds. So I think that answered your question but I also just really wanted to give some color on our thought process.

Joshua Attie—Citigroup—Analyst

I guess, also, what I was driving at a little bit is what’s the value creation story behind some of these acquisitions? Seems like they’re fully leased and there’s some embedded rents bumps but the cap rate seems on the surface, to me, to be a little bit full. Do you think the value creation comes from NOI growth or cap rate compression? Just trying to understand how the value of these assets goes up two, three, four years from now and where that increase in value comes from.

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Yes. And so going back to that, two things — Yes, clearly NOI growth in these. And again, they’re all in real strong markets so we think we’ll get very good NOI growth. But then my other point is we’re selling — we’re still selling some assets that even though they might not match up on a quarter by quarter basis, they’re going to match up. And as we’ve been saying and as we’ve proven, we’re not diluting our AFFO as we reposition the portfolio, so sometimes you’ll see us buy a stabilized asset that we think is a great long-term asset and it’s just not matched up with, say, a suburban office disposition. But again, we’re still looking at it that way, that it’s part of the non-dilutive repositioning that we’re still going through.

Joshua Attie—Citigroup—Analyst

Okay. Thank you.

Operator

Paul Adornato with BMO Capital Markets.

Paul Adornato —BMO Capital Markets—Analyst

Hi. Good afternoon. Looking at the medical office development pipeline, both existing and prospective, how much of that would you say is repeat business?

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

Denny Oklak —Duke Realty Corporation—Chairman and CEO

Well, a fair amount of it, Paul, is repeat business. But we’re really pleased that we started a new relationship with Scott & White Healthcare in Central Texas this quarter — or this year, and they had not been really a customer before and we’ve gotten a relationship and we’ve started two projects with them, as I mentioned, and we’ve got a couple more coming. So that’s an example of repeat business. But then again, I think a lot of the other starts — we continue to start various projects for Baylor or Baylor affiliated companies. So it’s really being sort of a nice mix of repeat customers and now we’re also adding some new ones there.

Paul Adornato—BMO Capital Markets—Analyst

Okay. And could you also just talk about just the overall environment for medical office development? Is it very fragmented like the industrial development landscape might be?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

I would say it’s not anywhere near as fragmented as industrial, but industrial, as you know, is very fragmented when you look for market-to-market. So — but there’s a number of developers out there and I’ll just say a number of high quality developers out there. But it’s certainly a lesser number when you look around the country than you’d find on the industrial side.

Paul Adornato—BMO Capital Markets—Analyst

And has there been a shakeout among those developers over the last cycle like there has been elsewhere in real estate?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Yes. I would say a little bit so. I think the number’s down. There’s been some consolidation and, again, a few of those private developers like in the other product types — or at least that we’ve seen, I’d say, on the industrial and suburban office side, really aren’t around anymore. So I think the number of folks out there is less.

Paul Adornato—BMO Capital Markets—Analyst

Okay. And finally, just looking at the spec industrial development, maybe you could generalize and just tell us what your kind of qualitative and quantitative criteria for pulling the trigger on a spec industrial might be.

Denny Oklak—Duke Realty Corporation—Chairman and CEO

On a spec industrial?

Paul Adornato—BMO Capital Markets—Analyst

Yes.

Denny Oklak—Duke Realty Corporation—Chairman and CEO

You know, again, I would say we’re not — we’re obviously not doing a lot of it. We’ve only started one and now have just a couple others in the pipeline. So we’re being very selective. And again, I think that market rates in some of these markets have begun to move up market rental rates. So I think we’re seeing some ability to start these developments. But just on a bottom line basis, I would tell you our yield requirements on the spec development’s probably 100 to — it’s somewhere between 100 basis points and 150 basis points above what we think the market cap rates are today. So we’re still getting that spread. It’s just that today cap rates are pretty low, especially on the industrial side, I would say, in most of these markets. So our development yields are a little bit lower than they would have historically been. But I tell you, we’re getting about the same spread — somewhere in that 100 basis points to 150 basis point range.

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

Paul Adornato—BMO Capital Markets—Analyst

Thank you.

Operator

James Feldman with Bank of America.

James Feldman—BofA Merrill Lynch—Analyst

Thank you. A couple questions. I guess the first, sticking with development, is if you look at your balance sheet and see how CIP’s grown over the last couple quarters, how do you think about kind of the level of where you would be comfortable growing the development pipeline to? Seems like we’ve doubled since last quarter, actually doubled each of the last three quarters, starting from a pretty low base but how should we think about that?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

I think I’d say two things about that, Jamie. One is, I’m really pleased with that development pipeline because as we said, it’s 86% leased, basically, when we started. So the risk profile of that development pipeline is really very low right now because we are being very cautious on spec. But we’re also watching the overall level of our development pipeline and we’ve got — we’re really very focused on keeping that no more than about 7%, 8% of our overall balance sheet and I don’t think you’re going to see it get any bigger than that.

James Feldman—BofA Merrill Lynch—Analyst

Okay. And then can you talk about the depth of interest in both the MOB build-to-suit pipeline and warehouse?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Yes, I would say it’s good, reasonably good right now. It’s probably down a little bit from what we saw six months ago, just because we signed several deals. So our pipeline was bigger but the good news is, we actually got those deals signed. Today, there’s a lot of talk going on on the build-to-suit warehouse business and we’ll see how real some of these are. Sometimes it’s a little hard to tell when you’re making proposals, whether they’re really real. But I think it’s pretty strong and I would say it’s very strong on the medical office side of the business. There’s a lot of activity going on and I think our sense is now that we’re a couple years into this affordable care act and now that it’s been upheld by the Supreme Court, the healthcare systems are prepared and starting to look at the things that they need to do in their business and how these changes will affect them. And they’re starting to make some commitments for growth and new facilities to take that into account.

James Feldman—BofA Merrill Lynch—Analyst

When you say very strong, what’s like the total magnitude of what’s out there. I know you said in the past the different institutions will only pick one developer, so kind of limit how much you can really do. What do you think is your potential pipeline?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Well I think our backlog of prospects — we’ve been starting — we started about $200 million last year — $175 million to $200 million of medical office, which was down from where we were pre-downturn. But that was still our highest year in a couple years. This year we’re already well over $100 million of new development starts. I would tell you, our backlog today is probably $200 million to $300 million of prospects that are out there that we’re working on which I would consider very strong.

James Feldman—BofA Merrill Lynch—Analyst

Do you think it grows a lot more after — kind of after the election and things seem a little more settled on the legislative environment? Or that’s about a good run rate?

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

Denny Oklak—Duke Realty Corporation—Chairman and CEO

I think that’s about a good run rate. I don’t see any of those factors really causing it to change one way or the other very significantly. Again, I think that $200 million to $300 million of kind of backlog at any one time projects we’re working on there is really good run rate.

James Feldman—BofA Merrill Lynch—Analyst

Okay. And then finally, for Christie, you had mentioned a — I think an 80%, 81% dividend payout ratio on AFFO. How should we think about the prospects for dividend growth and where you’re comfortable with that ratio?

Christie Kelly—Duke Realty Corporation—CFO, EVP

I think, Jamie, as we sit today we’re very comfortable with the conservative nature of our business and keeping that dividend payout ratio in accordance with our guidance. And then as we move forward in 2013 and beyond, I think you can expect us to relook at the dividend.

James Feldman—BofA Merrill Lynch—Analyst

And growth rate kind of in line with AFFO?

Christie Kelly—Duke Realty Corporation—CFO, EVP

Yes.

James Feldman—BofA Merrill Lynch—Analyst

Growth? Okay. All right. Great. Thank you.

Operator

Brendan Maiorana with Wells Fargo.

Brendan Maiorana—Wells Fargo Securities—Analyst

Thanks. Good afternoon. Question for you guys, and I apologize because I jumped on a little bit late so I’m not sure if you addressed this. Looks like the leasing volumes on the bulk side were a little bit late. I think the expirations were a little light as well. But I’m just wondering, are you guys seeing any sluggishness, any slowdown because of some of the macro concerns that are out there, specific on the bulk side?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Brendan, I would say that I think this was kind of a relatively normal quarter for us, overall 5 million square feet of leasing, just under 4 million on the bulk. We just came off such a high quarter in the first quarter, it looks down, but that 8.6 million square feet of leasing we did in the first quarter was pretty much a record quarter for us. So that 5 million to 5.5 million range is pretty standard for us. And then the other thing I’d point out is that leasing activity probably is going to slow some as our occupancy gets up — the level of leasing activity because we’re now 93.6% leased in the bulk industrial. So you’re just not going to have as much, which is a good thing. And then back just to the overall comments, I would say we haven’t felt any real slowdown. I mean, you never know. Everything’s a little bit cyclical. Seems like anymore we always get a little bit of a summer doldrums when we head into it. My guess is July — I haven’t seen our July numbers but my guess is it’s a little bit slower and August will be slower but I think that’s just cyclicality right now. Today I would say we have no indication that third and fourth quarter overall aren’t going to be pretty much online, but we’ll probably have a better idea of that kind of after Labor Day because things just do tend to slow down anymore in the summer. But really, activity’s been pretty good. But again, as we’ve gotten more leased up and we have less vacant inventory out there, the deals just aren’t as frequent, which is fine.

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

Brendan Maiorana—Wells Fargo Securities—Analyst

Is the balance of the space that you have to lease up — as you kind of lease up your space I imagine you lease up the space that’s easiest quickest. Is what’s remaining, because you don’t have that much left, a little over 6% on the bulk side, is it just more challenged space to lease up and so it’s going to be a tougher go of it from here?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

No, not necessarily. I would say there’s not many big spaces left. I’d tell you, we’ve got — I’m not sure we have any over 0.5 million square feet. I think maybe around 300,000 square feet is probably our biggest vacancy. And some of that vacancy is still in the new product. So getting the last 250,000 square foot space filled. So it’s not — I would say, no, it’s not of lower quality, if you want to call it space. It’s just smaller spaces, which the activity has been pretty solid on but not as good as the larger bulk spaces.

Brendan Maiorana—Wells Fargo Securities—Analyst

Okay. And then looked like the bankruptcy square feet were high this quarter as well, at least on a square footage basis. Is there anything anomalous that happened in the quarter that caused that number to spike up?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

We had one in Dallas — a home furniture at about I think it was 378,000 square feet in a warehouse that did file bankruptcy and terminated this quarter. So it was a little bit of a larger one and I would say it’s been a little bit surprising to me. We’ve had a couple surprise bankruptcies this year that we weren’t expecting and it really had stabilized through the latter half of 2010 and 2011, but the first six months of this year it picked back up a little bit. I don’t know that that’s a sign of anything. Could be it’s only in a couple places, but we did see that and that’s one that occurred in the second quarter. The good news is we’ve got really good activity on that space so I think we’ll get it back-filled pretty quickly because I guess that probably is our biggest space we’ve got out there now.

Brendan Maiorana—Wells Fargo Securities—Analyst

Okay. That’s helpful. And just as we think about the balance of the year and I know you were talking with Jamie about the development pipeline, do you think — as we look forward, do you think this proportion of limited spec and mostly build-to-suit is likely to persist for the balance of this year and into next year if the market and the economy kind of chugs along at this sort of slow recovery pace? Or do you think that if conditions hold as they are and new supply risk is low that you guys will continue to expand the spec development in the markets where it makes sense?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Well, I think for the rest of this year and on into the first part of next year anyway it’s going to stay pretty much as is. Pretty limited spec development and more on the build-to-suit side. I think we’ll get some more build-to-suit, again, as I mentioned, the medical office pipeline is pretty big. So I think we’ll get some more of those signed. And it’s hard to paint a picture that we’ll do in the next six months or so any more than one or two more spec projects, if that many.

Brendan Maiorana—Wells Fargo Securities—Analyst

Sure. And then just last one. Any difference — what’s the premium — I know you talked about the premium on spec versus market cap rates, the 100 to 150. How does that — what’s the differential when you’re looking at a build-to-suit return versus spec?

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Well, I tell you, it’s probably 50 basis points to 75 basis points today because in this environment, the build-to-suit industrial development platform — the build-to-suit industrial development that’s going on out there with the competition today is — there isn’t a huge spread over what acquisition yields are going for. If you’ve gone a long-term lease with a high credit tenant, you’re only looking at maybe 50 plus or minus basis point spread over what the market acquisition cap rates are. So again, if you got, say, acquisition cap rates then go up 50 for a build to suit and up another 75 to 100 for spec.

Brendan Maiorana—Wells Fargo Securities—Analyst

Okay. That’s helpful. Thanks.

Operator

[Ki Bin Kim] with Macquarie.

Ki Bin Kim—Macquarie Research Equities—Analyst

Thank you. Turning to your development side, how would you gauge the value creation on — maybe you had a split out between industrial and medical office. I do see that your expected total yield is about low 7s. But if you had to split it up between the two different segments, what do you think those are worth in the open market, once stabilized?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

I would say again, I think you’ve got that 125 basis point, 150 basis point spread over today’s values — what cap rates would be. And maybe a little bit less than that on the build-to-suits today, but I think pretty much on the medical office stuff it’s probably in that 100 basis point to 150 basis point range. Maybe a little bit less than that, maybe more in the 100 basis point range on the industrial build to suits today.

Ki Bin Kim—Macquarie Research Equities—Analyst

And can you remind us on your land, how much of that has been written down? And based on impaired values, does it — how far are we from making that land bank more viable for development?

Christie Kelly—Duke Realty Corporation—CFO, EVP

You know, Ki Bin, I’ll take the first part of that. When we started back in 2009, if you remember, we took a significant impairment on our build — our held for sale property. And to that point, as we’re holding our land today, we’ve took probably a 33% write-down. And overall we’re looking at holding our land at $0.70 on the dollar. And where we are right now, we’ve got half a billion that we’re holding for development going forward, split 70% towards industrial and 30% towards office in alignment with our strategy.

Denny Oklak—Duke Realty Corporation—Chairman and CEO

And that land is really where we’re starting those spec industrial projects and the spec office project that we started down in Houston. And then also a lot of our build-to-suit activity’s occurring on that land too.

Ki Bin Kim—Macquarie Research Equities—Analyst

Okay.

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

Christie Kelly—Duke Realty Corporation—CFO, EVP

That’s right.

Ki Bin Kim—Macquarie Research Equities—Analyst

So on the remaining portion of the land, I know it’s kind of a tough question, but on average how far — we’ll talk about the industrial piece first because I guess that’s most of it. From a market rent standpoint, how far are we from hitting that hurdle rate?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Well I would say, again, there’s two pieces of the land. What Christie mentioned was the stuff that we just decided we weren’t going to develop and we’re holding for sale. And we did impair that. And I would say in the almost three years now since we did that, we probably sold about 20% to 25% of that land at basically right at or a little above the impaired value. Then the rest of the land, which is in the neighborhood of a $0.5 billion, I would tell you that for the most part today’s rental rates could probably support development on there. The real issue is demand. There’s still just not enough demand in most of these markets for us to feel comfortable starting a spec development because it’s just going to take too long to fill it. So I don’t think we’re that far off on the land as far as rental rates. Again, I think it’s just what’s really going on in the markets.

Ki Bin Kim—Macquarie Research Equities—Analyst

Alright. Thank you.

Christie Kelly—Duke Realty Corporation—CFO, EVP

Thanks.

Operator

John Stewart with Green Street Advisors.

John Stewart—Green Street Advisors—Analyst

Thank you. Denny, what stabilized cap rate do you think you could achieve on the book distribution building in Chino if you were to sell that today?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Oh, probably somewhere around a 5 — 5.25

John Stewart—Green Street Advisors—Analyst

Okay. And Christie, sorry to belabor the point. I wasn’t quite sure — I wanted to make sure that I understood exactly what you were saying about the land. I guess for starters, on the $500 million that you do intend to build on, did you say that you’re carrying that at — so you’ve taken a 30% impairment on that land or the write-down was only on the non-core land?

Christie Kelly —Duke Realty Corporation—CFO, EVP

Non-core land, John.

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

John Stewart—Green Street Advisors—Analyst

Okay. And I thought I heard you say that the 70/30 split was 70% industrial and 30% office. Did you — I presume you meant medical office?

Christie Kelly—Duke Realty Corporation—CFO, EVP

No, it’s office not medical, John.

Denny Oklak—Duke Realty Corporation—Chairman and CEO

John, we really don’t have any land to speak of on medical office. That’s almost always built on the hospital campuses with a long-term land lease. Again, the office land that we still own, I would say a couple things on that. We still have land in the markets where we have office, places like South Florida and Raleigh and some parcels in some of our Midwest offices like Indianapolis. We also have some land that we talked about last year left in those markets where we sold basically all the assets to Blackstone. And so at this point in time we’re not — our plan is to develop that when it makes sense but it’s pretty much all build-to-suit activity. And just, again, as an example, we had a parcel of land. We sold all the Atlanta assets to Blackstone. But we had a parcel of land up in north Atlanta up in Gwinnett County and we’re doing the Primerica build-to-suit on that.

John Stewart—Green Street Advisors—Analyst

Got it. Okay. How much — what’s the annualized NOI from the retail holdings?

Christie Kelly—Duke Realty Corporation—CFO, EVP

I think we’ve got that in the —

John Stewart—Green Street Advisors—Analyst

It’s not —

Christie Kelly—Duke Realty Corporation—CFO, EVP

we’ll get that to you, John.

John Stewart—Green Street Advisors—Analyst

It’s not a huge piece right now. If you look at year-to-date, our total was about $5.5 million for the first six months. I’m sorry, for the quarter. So about $5.5 million for the quarter. So it’s about — it’s $20 million to $25 million, John.

Christie Kelly—Duke Realty Corporation—CFO, EVP

That’s about right.

John Stewart—Green Street Advisors—Analyst

Yes. That makes sense. And then lastly, just a housekeeping question. Christie, was the lease termination fee in the same store results for the quarter?

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

Christie Kelly—Duke Realty Corporation—CFO, EVP

No, it wasn’t, John.

John Stewart—Green Street Advisors—Analyst

Okay. Thank you.

Christie Kelly—Duke Realty Corporation—CFO, EVP

You’re welcome.

Operator

We have a follow-up from the line of Joshua Attie with Citi.

Christie Kelly—Duke Realty Corporation—CFO, EVP

Hi, Josh.

Joshua Attie—Citigroup—Analyst

Can you hear me?

Christie Kelly—Duke Realty Corporation—CFO, EVP

Yes, we can hear you.

Joshua Attie—Citigroup—Analyst

Sorry about that. Had my phone on mute. On page 28, just the development pipeline — so out of that $460 million of projected cost, how much capitalized G&A and capitalized interest is embedded into that cost?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Oh, it’s a little hard to say because it’s all over the board, project by project. But I would tell you, capitalized G&A, roughly — it’s roughly in line with fees that we paid to outside providers. So typically if you were to assume in there 3% development fee and a 2% or 3% construction management fee, so 5% or 6%, that’s the kind of — roughly the kind of overhead, maybe a little bit less than that. And then interest, we just — that just depends on the length of the project. So I don’t think there’s any rule of thumb on the interest capitalization but I would say as far as the operating overhead probably 5%.

Joshua Attie—Citigroup—Analyst

So — and that’s 5% of development cost, not of revenues; correct?

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

Denny Oklak—Duke Realty Corporation—Chairman and CEO

That’s right, 5% of project costs.

Joshua Attie—Citigroup—Analyst

So that’s probably between the two, this yield is being depressed upwards of probably 50 basis points, 60 basis points from the capitalization of those costs.

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Yes, I suppose. I don’t think we ever look at it that way because those are true part of the project costs. But you’re right, yes.

Joshua Attie—Citigroup—Analyst

And then — Christie, I think you said the G&A — you’re going to start capitalizing more. Could you just give us a sense of how much G&A has been capitalized year-to-date and then how much you expect for the full year, just as we start to — obviously this is affecting FFO and obviously affects the yield on the development pipeline.

Christie Kelly—Duke Realty Corporation—CFO, EVP

Yes, I think the way I’d look at that, Michael, is if you look at our guidance of G&A, there were just some comments as it relates to the quarter being a little bit higher. And what I was just trying to articulate is the fact that it’s really just down to timing and timing of the development starts that we announced together with looking at the lease-up. And when you look at the overall range that we gave for the year being between $43 million and $38 million, we’re really comfortable with that G&A. And we’ll be right at the midpoint to — maybe even a little bit better, depending on how the development unwinds here throughout the second half of the year, which we’ve got some nice momentum on.

Denny Oklak—Duke Realty Corporation—Chairman and CEO

I don’t have in front of me exactly what the dollar amount of what we’ve capitalized so far this year but, again, I would say for mostly on the construction development side it’s roughly 5% of our volume that we have during the year.

Christie Kelly—Duke Realty Corporation—CFO, EVP

That’s a good way to look at it.

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Just to put it in perspective, we’ll probably have 500, maybe a little bit more of construction volume this year and then there’s some related to the leasing fees that we have. That number’s a little harder to pinpoint but it’s just based on leasing volume. And again, sort of a — probably kind of a 50% of what market leasing commissions would be is what we capitalize there. So hopefully that helps.

Joshua Attie—Citigroup—Analyst

And then just on the Chino project, what’s the development cost on that?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

I think that’s was — it’s about $25 million or something like that on the total project cost on that project.

Christie Kelly—Duke Realty Corporation—CFO, EVP

That’s about right.

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

Denny Oklak - Duke Realty Corporation—Chairman and CEO

$25 million.

Joshua Attie - Citigroup - Analyst

And so you were saying that the development — the 7.4 goes to 7.9, excluding it? How does that work? Did I not hear you right?

Denny Oklak - Duke Realty Corporation—Chairman and CEO

Say that again.

Joshua Attie - Citigroup - Analyst

I thought we had heard that you said the development pipeline, excluding Chino, would move up to 7.9 relative to the 7.4. But that just seems way to big of a spread for —

Denny Oklak - Duke Realty Corporation - Chairman and CEO

No. I said the 7.9 was sort of our average yield over the lease term and those and they were basically 100% leased, high credit tenants and on a long-term leases. So that excludes Chino all together.

Christie Kelly - Duke Realty Corporation - CFO, EVP

Yes. And I wanted to circle back on that comment really quickly, which might help put some of this in perspective. I just want to just roll back the clock to ‘09 when we really started to articulate the asset strategy. Since then we’ve invested over $2.5 billion in our business, And in terms of those investment dollars, about 30% of those investment dollars have gone towards over 90% leased product, quality product with high credit tenants. And 70% of those dollars have been allocated towards development, both build-to-suit and spec, as well as opportunities where we’ve got lease-up in the acquisition that we’ve done like premier.

Joshua Attie - Citigroup - Analyst

I’m just trying — the 7.9 references what? The $416 million of developments on page 28 excluding Chino?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

No. The 102 that we started this quarter excluding Chino.

Mark Denien - Duke Realty Corporation - CAO

On a GAAP basis.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

On a GAAP basis.

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

Mark Denien—Duke Realty Corporation—CAO

So the 7.4 on page 28 is the cash basis for our whole pipeline. The 7.9 is the GAAP basis on the second quarter starts excluding Chino.

Joshua Attie—Citigroup—Analyst

So even though this says projected stabilized yield, that’s projected stabilized yield — cash yield —

Mark Denien—Duke Realty Corporation—CAO

Year one. Quoted as the GAAP yield over the term of the lease.

Joshua Attie—Citigroup—Analyst

Got it. Last question, just on the $261 million of acquisitions year-to-date, at a 5.6 — at a 6.6 cap rate, the rents are about $5. They’re obviously 96% leased. What are market rents? What is the average lease duration for those assets?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

For the acquisitions?

Joshua Attie—Citigroup—Analyst

Yes. Just looking at — this is page 30. You did 261 in terms of the total dollars you have to put into them and a 6.6 yield that works out to about $5 gross rent — or net rent. 96% occupied — I’m just trying to get a sense of what the lease duration is of that and where market rents are for that space.

Denny Oklak—Duke Realty Corporation—Chairman and CEO

Well, I don’t have that exact number in front of me but I’ll tell you that I think roughly that’s probably — it’s a longer term average lease term based on the kind of assets we’re buying so it’s probably six or seven years.

Joshua Attie—Citigroup—Analyst

And you think that net rent is at or below or above market?

Denny Oklak—Duke Realty Corporation—Chairman and CEO

I would say pretty much at, but again, they all have annual rent bumps.

Joshua Attie—Citigroup—Analyst

Okay. Thank you.

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

Operator

Jason Jones with Wells Fargo Securities.

Jason Jones –Wells Fargo Securities - Analyst

Hi, guys. I was just looking for a quick update on where you stand on your just thoughts on your current balance sheet metrics and where you see those kind of trending over time.

Christie Kelly–Duke Realty Corporation - CFO, EVP

Sure, Jason. This is Christie. And just to talk a little about the balance sheet metrics, as it relates to overall leverage, we ended June at about 48% effective leverage and we’re driving over the long term portion of our strategy to move that to 45%. It was up a little bit here in the first quarter, just because of we took advantage of the market on the $300 million unsecured offering that we did. And specifically as it relates to coverage, we ended the quarter at 1.81 times fixed charge coverage and over the long term we’re driving that coverage ratio above 2 and then we’ll be driving that further as we drive into the end of 2013. And then looking at debt plus referred to EBITDA, we ended June at a little over 8, a tick over 8, and we’ve been really looking to take down our more expensive preferreds and we’ll be doing so in February on the owes that are out there. And we’ll be looking to drive our debt plus preferred to EBITDA to below 7.75 here in the long term over our capital strategy. So nice progress strengthening the balance sheet and we remain focused on it.

Jason Jones –Wells Fargo Securities –Analyst

Great. Thanks.

Christie Kelly –Duke Realty Corporation –CFO, EVP

Thanks, Jason.

Operator

We have no further questions.

Ron Hubbard–Duke Realty Corporation–VP IR

I’d like to thank everyone for joining the call today. Our third quarter earnings call is tentatively scheduled for November 1. Thanks again, everyone.

Operator

Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation and for using AT&T executive teleconference.

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JULY 26, 2012 / 07:00PM GMT, DRE - Q2 2012 Duke Realty Earnings Conference Call

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